SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this "Agreement") is entered into as of December 3, 2015, by and among Cool Technologies, Inc., a Nevada corporation (the "Company") and SBI Investments LLC, 2014-1 (the "Purchaser").

WHEREAS, the Company and the Purchaser are executing and delivering this Agreement in accordance with and in reliance upon the exemption from securities registration for offers and sales to accredited investors afforded, inter alia, by Rule 506 under Regulation D ("Regulation D") as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act"), and/or Section 4(a)(2) of the 1933 Act;

WHEREAS, on the terms and subject to the conditions set forth in this Agreement, the Company desires to issue and sell to the Purchaser, and the Purchaser wishes to purchase from the Company, 10% original issue discount secured convertible promissory notes substantially in the form attached hereto as Exhibit A (the "Notes").

WHEREAS, the Company's obligations to repay the Notes will be guaranteed by a guarantor named therein (the "Pledgor") and, pursuant to a Pledge Agreement (the "Pledge Agreement") executed by the Pledgor and acknowledged by the Company, secured by a pledge of certain shares (the "Pledged Shares") of the Company's Common Stock (as defined below), as to which the Pledgor is the registered and beneficial owner;

In consideration of the mutual promises contained herein, the parties agree as follows:

1. Sale and Purchase of the Notes and Warrants; Pledge Agreement.

1.1 Subject to the terms and conditions of this Agreement, the Company agrees to sell and the Purchaser hereby agrees to purchase in the aggregate up to $295,000 principal amount of Notes. One Note shall be issued to the Purchaser upon execution of this Agreement, and the second Note shall be issued to the Purchaser no later than the 2nd day following the effectiveness of a Form S-1 covering the resale of an equity line of credit issued by the Purchaser. The initial Note shall have a face amount of $240,350 and a purchase price of $220,000, and the second Note shall have a face amount of $54,650 and a purchase price of $50,000. Both Notes will mature one year from the date of issuance. The use of proceeds from the Notes shall be for general corporate purposes, provided however, that the Company shall not lend money, give credit or otherwise make advances to officers, directors, employees or affiliates of the Company from the proceeds of the Notes.

1.2 The Purchaser shall receive warrants (the "Warrants") to purchase 500,000 shares of Common Stock (as defined below), due upon the Closing contemplated herein. 250,000 of the warrants will have an exercise price of 125% of the closing price of the Common Stock prior to the Closing Date and the balance of 250,000 of the warrants will have an exercise price of 150% of the closing price of the Common Stock prior to the Closing Date. The Warrants shall be substantially in the form of Exhibit C hereto,

1.3 The obligation to repay the loans from the Purchaser shall be evidenced by the Company's issuance of the Notes. The Notes will be guaranteed by the Pledgor and secured by the pledge of the Pledged Shares under the terms of the Pledge Agreement, which Pledge Agreement shall be substantially in the form of Exhibit B hereto, which the Company will acknowledge.

2. Closing; Delivery. The closing of the sale and purchase of the Notes under this Agreement (the "Closing") shall take place at the offices of Sichenzia Ross Friedman Ference LLP on the date hereof contemporaneously with the execution and delivery of this Agreement (the "Closing Date").

3. Representations of the Company. As a material inducement to the Purchaser to enter into this Agreement and consummate the transactions contemplated hereby, including, without limitation, to purchase the Notes, the Company hereby represents and warrants to each of the Purchaser as follows:

3.1 The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the corporate power and authority and the legal right to own and operate its properties and to conduct the business in which it is currently engaged.

3.2 The Company has the power and authority and the legal right to execute and deliver, and to perform its obligations under, this Agreement and the Notes and has taken all necessary corporate action to authorize such execution, delivery and performance. No authorization, approval or consent of any court, governmental body, regulatory agency, self-regulatory organization, or stock exchange or market or the shareholders of the Company is required to be obtained by the Company for the issuance and sale of the Notes to the Purchaser as contemplated by this Agreement, except such authorizations, approvals and consents that have been obtained.

3.3 This Agreement and the Notes constitute legal, valid and binding obligations of the Company enforceable in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

3.4 None of the Company's SEC Documents contained, at the time they were filed, any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements made therein in light of the circumstances under which they were made, not misleading. "SEC Documents" means all reports, schedules, forms, statements, prospectuses, registration statements and other documents, as such documents may be amended or supplemented, required to be filed by the Company with or furnished to the SEC by it since January 1, 2013. Since January 1, 2013, the Company has timely filed all requisite forms, reports and exhibits thereto required to be filed by the Company with the SEC. Except as provided in the Company's SEC Documents, the Company has not: (i) incurred or become subject to any material liabilities (absolute or contingent) except liabilities incurred in the ordinary course of business consistent with past practices; (ii) discharged or satisfied any material lien or encumbrance or paid any material obligation or liability (absolute or contingent), other than current liabilities paid in the ordinary course of business consistent with past practices;

(iii) declared or made any payment or distribution of cash or other property to shareholders with respect to its capital stock, or purchased or redeemed, or made any agreements to purchase or redeem, any shares of its capital stock; (iv) sold, assigned or transferred any other tangible assets, or canceled any debts owed to the Company by any third party or claims of the Company against any third party, except in the ordinary course of business consistent with past practices; (v) waived any rights of material value, whether or not in the ordinary course of business, or suffered the loss of any material amount of existing business; (vi) made any increases in employee compensation, except in the ordinary course of business consistent with past practices; or (vii) experienced any material problems with labor or management in connection with the terms and conditions of their employment.

3.5 To the best of the Company's knowledge, there is no fact known to the Company (other than general economic conditions known to the public generally or as disclosed in the Company's SEC Documents) that has not been disclosed in writing to the Purchaser that would reasonably be expected to have or result in a Material Adverse Effect. "Material Adverse Effect" means an event or combination of events, which individually or in the aggregate, would reasonably be expected to: (i) adversely affect the legality, validity or enforceability of the Notes or this Agreement, (ii) have or result in a material adverse effect on the results of operations, assets, prospects, or condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole, (iii) adversely impair the Company's ability to perform fully on a timely basis its obligations under any of the Transaction Agreements or the transactions contemplated thereby, or (iv) materially and adversely affect the value of the rights granted to the Purchaser under the Notes or this Agreement.

3.6 The authorized capital stock of the Company consists of 140,000,000 shares of common stock, $0.001 par value per share (the "Common Stock"), of which sixty-seven million, five hundred fourteen thousand, six hundred fifty three (67,514,653) shares are outstanding as of the date hereto, and 15,000,000 shares of preferred stock, $0.001 par value per share, with four hundred ten (410) of such shares being designated as Series A Convertible Preferred Stock, of which one hundred thirty six (136) shares are outstanding as of the date hereto. All issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and non-assessable. The Company has sufficient authorized and unissued shares of Common Stock as may be necessary to effect the issuance of shares of Common Stock upon conversion of the Notes and to effect the issuance of shares upon exercise of the Warrants.

3.7 Other than those referred to in the Company's SEC Documents, as of the date hereof and as of the Closing Date: (i) there are no outstanding securities which are convertible into shares of Common Stock, whether such conversion is currently exercisable or exercisable only upon some future date or the occurrence of some event in the future and (ii) the Company has not issued any warrants or other rights to acquire shares of the Common Stock.

3.8 There are no preemptive rights of any shareholder of the Company, as such, to acquire the Notes. No party other than the Purchaser has a currently exercisable right of first refusal which would be applicable to any or all of the transactions contemplated herein.

3.9 The execution, delivery and performance of this Agreement and the Notes will not: (i) violate any provision of any law, statute, rule or regulation or any order, writ, judgment, injunction, decree, determination or award of any court, governmental agency or arbitrator

presently in effect having applicability to the Company, (ii) violate or contravene any provision of the Articles of Incorporation or bylaws of the Company, or (iii) result in a breach of or constitute a default under any indenture, loan or credit agreement or any other agreement, lease or instrument to which the Company is a party or by which it or any of its properties may be bound or result in the creation of any lien thereunder. The Company is not in default under or in violation of any such law, statute, rule or regulation, order, writ, judgment, injunction, decree, determination or award or any such indenture, loan or credit agreement or other agreement, lease or instrument in any case in which the consequences of such default or violation could have a material adverse effect on the business, operations, properties, assets or condition (financial or otherwise) of the Company.

3.10 There are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its properties before any court or arbitrator, or any governmental department, board, agency or other instrumentality which, if determined adversely to the Company, would have a material adverse effect on the business, operations, property or condition (financial or otherwise) of the Company or on the ability of the Company to perform its obligations hereunder.

3.11 The Company is not obligated on any indebtedness or contingent obligation on for borrowed money, and (i) neither the Company nor any of its subsidiaries is in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any material indenture, mortgage, deed of trust or other material agreement to which it is a party or by which its property is bound, and (ii) no event of default (or its equivalent term), as defined in the respective agreement to which the Company or its subsidiary is a party, and no event which, with the giving of notice or the passage of time or both, would become an event of default (or its equivalent term) (as so defined in such agreement), has occurred and is continuing, which would have a Material Adverse Effect.

3.12 The shares issued upon conversion of the Notes may have a dilutive effect on the ownership interests of the other shareholders (and persons having the right to become shareholders) of the Company. The Company's executive officers and directors have studied and fully understand the nature of the Notes being sold hereby and recognize that they have such a potential dilutive effect. The board of directors of the Company has concluded, in its good faith business judgment, that such issuance is in the best interests of the Company. The Company specifically acknowledges that its obligation to issue shares of Common Stock upon conversion of the Notes is binding upon the Company and enforceable regardless of the dilution such issuance may have on the ownership interests of other shareholders of the Company, and the Company will honor such obligations, unless the Company is subject to an injunction (which injunction was not sought by the Company) prohibiting the Company from doing so.

3.13 "Company Control Person" means each director, executive officer, promoter, and such other Persons as may be deemed in control of the Company pursuant to Rule 405 under the Securities Act or Section 20 of the Securities and Exchange Act of 1934, as amended. To the Company's knowledge, none of the following has occurred during the past five (5) years with respect to a Company Control Person:

(i) A petition under the federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or

property of such Company Control Person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

(ii) such Company Control Person was convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

(iii) such Company Control Person was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

(iv) acting, as an investment advisor, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, any other Person regulated by the Commodity Futures Trading Commission ("CFTC") or engaging in or continuing any conduct or practice in connection with such activity;

(v) engaging in any type of business practice; or

(vi) engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws;

(vii) such Company Control Person was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such Company Control Person to engage in any activity described in paragraph (3) of this item, or to be associated with Persons engaged in any such activity; or

(viii) such Company Control Person was found by a court of competent jurisdiction in a civil action or by the CFTC or SEC to have violated any federal or state securities law, and the judgment in such civil action or finding by the CFTC or SEC has not been subsequently reversed, suspended, or vacated.

3.14 The Company has taken no action which would give rise to any claim by any person for brokerage commission or similar payments by Purchaser relating to this Agreement or the transactions contemplated hereby. The Company shall indemnify and hold harmless each of Purchaser, its employees, officers, directors, agents, and partners, and their respective affiliates, from and against all claims, losses, damages, costs (including the costs of preparation and attorney's fees) and expenses suffered in respect of any such claimed or existing fees, as and when incurred.

3.15 The Company acknowledges that the execution and delivery of the Pledge Agreement, and the fulfillment of the terms thereof, is a condition to the closing of the transactions contemplated by this Agreement. The Company will recognize the terms of the Pledge Agreement and, as provided therein, the transfer of the Pledged Shares to the Purchaser and will take no position or give the Company's transfer agent any instructions which would be inconsistent with the rights of the Purchaser to have the Pledged Shares transferred to the Purchaser in accordance with the terms of the Pledge Agreement.

3.16 The Company confirms that all statements of the Company contained herein shall survive acceptance of this Agreement by the Purchaser. The Company agrees that, if any events occur or circumstances exist prior to the Closing Date which would make any of the Company's representations, warranties, agreements or other information set forth herein materially untrue or materially inaccurate as of such date, the Company shall immediately notify the Purchaser (directly or through its counsel, if any), specifying which representation, warranty or covenant is affected and the reasons therefor.

4. Limitations on Sales of Securities.

4.1 Except for issuances disclosed on Schedule 4.1 and without in any way limiting the representations set forth above, the Company hereby further agrees not to directly or indirectly enter into a Variable Rate Transaction for a period beginning on the execution date of this Agreement and ending on the earlier of (i) eighteen (18) months from the effective date of the Company's Form S-1 registering shares of Common Stock covering an equity line of credit issued by the Purchaser; or (ii) the date on which the Purchaser invested an aggregate amount equal to $2,000,000 (the "Moratorium Period"), beginning on the date of the execution of this Agreement. In the event the Company effects or enters into any Variable Rate Transaction during the Moratorium Period, the Company shall, upon entering into such Variable Rate Transaction, pay to the Purchaser $100,000 in cash. "Variable Rate Transaction" means a transaction in which the Company (i) issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of Common Stock either (A) at a conversion price, exercise price or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock or (ii) enters into any agreement, including, but not limited to, an equity line of credit, whereby the Company may issue securities at a future determined price. Without limiting the generality of the foregoing, a Variable Rate Transaction includes any transaction in which the Company issues or sells any debt or equity securities convertible into, exchangeable or exercisable for, or include the right to receive additional shares of Common Stock at a conversion price, exercise price or exchange rate which is initially fixed, but may become upon the occurrence of certain conditions, (a) based upon and/or variable with the trading prices of or quotations for the shares of Common Stock, or (b) subject to being reset.

4.2 After the expiration of the Moratorium Period, and for a period of three (3) months thereafter (the "ROFR Period"), the Company shall not, directly or indirectly through an affiliate, make any offer, sale, transfer or other disposition of securities which are convertible into shares of Common Stock, except in compliance with the terms and conditions of this Section 4.2:

(i) If at any time during the ROFR Period, the Company desires to offer, sale, transfer or otherwise dispose of securities which are convertible into shares of Common Stock (a "Third Party Transaction"), the Company shall notify the Purchaser in writing (a "ROFR Notice") of such Third Party Transaction, as well as the identity of all proposed parties to such transaction, and the material financial and other terms and conditions of such Third Party Transaction. Each such ROFR Notice shall constitute an offer made by the Company to enter into an agreement

with the Purchaser on the same material financial and other terms and conditions of such Third Party Transaction (a "ROFR Offer").

(ii) At any time prior to the expiration of the five (5) day period following the Purchaser's acknowledgement of receipt of the ROFR Notice (the "ROFR Exercise Period"), the Purchaser may accept the ROFR Offer by delivery to the Company of a written notice of acceptance executed by the Purchaser; provided, however, that the Purchaser is not required to accept any non-financial terms or conditions contained in any ROFR Notice that cannot be fulfilled by the Purchaser as readily as by any other person (e.g., an agreement conditioned upon the services of a particular individual or the supply of a product exclusively under the control of such third-party offeror).

(iii) If, by the expiration of the ROFR Exercise Period, the Purchaser has not accepted the ROFR Offer, and provided that the Company has complied with all of the provisions of this Section 4.2, upon expiration of the ROFR Exercise Period, the Company may consummate the Third Party Transaction with the counterparty identified in the applicable ROFR Notice. If such Third Party Transaction is not consummated within ten (10) days following the expiration of the ROFR Exercise Period, the terms and conditions of this Section 4.2 will again apply and the Company shall not enter into any Third Party Transaction during the ROFR Period without affording the Purchaser the right of first refusal on the terms and conditions of this Section 4.2. For the avoidance of doubt, the terms and conditions of this Section 4.2 apply each offer of to enter into a Third Party Transaction received by the Company during the ROFR Period.

5. Representations of Purchaser.

5.1 Investment Representations. As a material inducement to the Company to enter into this Agreement and consummate the transactions contemplated hereby, including, without limitation, to sell the Notes to the Purchaser, hereby represents and warrants to the Company that:

(i) The Notes, the Warrants and the shares of Common Stock issuable upon conversion of the Notes, (collectively the "Securities") are and will be acquired by the Purchaser for the Purchaser's own account for purposes of investment, not as a nominee or agent, and not with a view to or in connection with the distribution or resale of all or any part thereof, and that the Purchaser does not have any (i) present intention of selling, transferring granting any participation in, or otherwise distributing the same, or (ii) contract, undertaking, agreement or arrangement with any person to sell, transfer, grant any participation in or otherwise distribute all or any part of the Securities;

(ii) The Purchaser understands that the Securities will not be registered under the Securities Act or applicable state securities laws, by reason of specific exemptions therefrom, which exemptions depend upon, among other things, Purchaser's representations set forth herein and such Purchaser understands that no public market now exists for the Notes and the Warrants and that the Company has made no assurances that a public market will ever exist for the Notes and the Warrants;

(iii) The Purchaser (a) has sufficient knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of its investment in the Securities; (b) is an investor in securities of companies in the development stage such as the Company; (c) is able to protect its interests and fend for itself in the transactions contemplated by this Agreement; and (d) has the ability to bear the economic risks of its investment;

(iv) The Purchaser is an "accredited investor" as such term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act;

(v) The Purchaser understands that the Securities are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such Securities may be resold without registration under the Securities Act only in certain limited circumstances. In this connection, each Purchaser represents that it is familiar with Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act;

(vi) The Purchaser has satisfied itself as to the full observance by it of the laws of its jurisdiction in connection with the purchase of the Securities including the tax consequences, if any, which may be relevant to the acquisition, holding, conversion, sale or transfer of the Securities;

(vii) The Purchaser has all requisite power and authority to enter into this Agreement, the Notes and the Pledge Agreement (collectively, the "Transaction Documents") and perform its obligations hereunder, and this Agreement constitutes a valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms, subject as to enforcement of remedies to applicable bankruptcy, insolvency, reorganization or similar laws affecting generally the enforcement of creditors' rights and subject to a court's discretionary authority with respect to the granting of a decree ordering specific performance or other equitable remedies; and

(viii) The Purchaser represents that the Purchaser has had an opportunity to ask questions and receive answers from the Company regarding the Company, its business and the terms and conditions of the offering of the Securities. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 3 of this Agreement or the right of the Purchaser to rely thereon.

5.2 Legends. It is understood that the certificates evidencing the Securities may bear the following legends, as applicable:

(i) THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR UNDER THE PROVISIONS OF ANY APPLICABLE STATE SECURITIES LAWS, BUT HAVE BEEN ISSUED AND SOLD IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SUCH ACTS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT ONLY AND MAY NOT BE SOLD, PLEDGED, TRANSFERRED OR ASSIGNED, EXCEPT (i) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT AND ANY APPLICABLE STATE SECURITIES ACTS; OR (ii) UPON THE ISSUANCE TO THE COMPANY OF AN OPINION OF COUNSEL, OR THE SUBMISSION TO THE COMPANY OF SUCH OTHER EVIDENCE, AS MAY BE SATISFACTORY TO THE COMPANY, THAT SUCH PROPOSED SALE, TRANSFER, PLEDGE OR OTHER DISPOSITION WILL NOT BE IN VIOLATION OF THE 1933 ACT AND ANY APPLICABLE STATE SECURITIES ACTS.

THE COMPANY IS AUTHORIZED TO ISSUE MORE THAN ONE CLASS OR SERIES OF STOCK. UPON WRITTEN REQUEST, THE COMPANY WILL FURNISH WITHOUT

CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS THE POWERS AND DESIGNATIONS, AND THE RELATIVE PREFERENCES AND RIGHTS, OF EACH CLASS OF STOCK OR SERIES THEREOF AND THE RELATIVE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS.

(ii) Any other legend required by the securities laws of states or other jurisdictions to the extent such laws are applicable to the securities represented by the instrument so legended.

5.3 Brokerage. There are no claims for and no person is entitled to any brokerage commissions, finder's fees or similar compensation from the Purchaser or based on any arrangement or agreement made by or on behalf of the Purchaser in connection with the transactions contemplated by this Agreement.

6. Conditions to the Obligations of the Purchaser. The Company understands that the Purchaser's obligation to purchase the Notes on the Closing Date is subject to fulfillment, or the waiver, of each of the following conditions:

6.1 The execution and delivery of this Agreement, Notes and Warrants by the Company;

6.2 Delivery by the Company of the Pledged Shares with medallion guarantee stock powers in accordance with the Pledge Agreement;

6.3 The execution and delivery of the Pledge Agreement by the Pledgor;

6.4 The accuracy in all material respects on the Closing Date of the representations and warranties of the Company contained in this Agreement, each as if made on such date, and the performance by the Company on or before such date of all covenants and agreements of the Company required to be performed on or before such date;

6.5 On the Closing Date, the Purchaser shall have received an opinion of counsel for the Company, dated the Closing Date, in form, scope and substance reasonably satisfactory to the Purchaser;

6.6 There shall not be in effect any law, rule or regulation prohibiting or restricting the transactions contemplated hereby, or requiring any consent or approval which shall not have been obtained; and

6.7 From and after the date hereof to and including the Closing Date, each of the following conditions will remain in effect: (i) the trading of the Common Stock shall not have been suspended by the SEC or on the Principal Trading Market; (ii) trading in securities generally on the Principal Trading Market shall not have been suspended or limited; (iii) no minimum prices shall been established for securities traded on the Principal Trading Market; and (iv) there shall not have been any material adverse change in any financial market. "Principal Trading Market" means the Over the Counter Bulletin Board or such other market on which the Common Stock is principally traded at the relevant time, including the OTC Pink marketplace.

7. General Provisions.

7.1 Indemnification. Each of the Company and the Purchaser (as applicable, the "Indemnifying Party") shall indemnify, hold harmless, and defend the other party and its officers, directors, employees, agents, affiliates, successors and permitted assigns (collectively,

"Indemnified Party") against any and all losses, damages, liabilities, deficiencies, claims, actions, judgments, settlements, interest, awards, penalties, fines, costs, or expenses of whatever kind, including reasonable attorneys' fees, that are awarded against Indemnified Party in a final non-appealable judgment (collectively, "Losses"), arising out of any third-party claim alleging:

(i) material breach or non-fulfillment of any material representation, warranty or covenant set forth in this Agreement by the Indemnifying Party;

(ii) any grossly negligent or more culpable act or omission of Indemnifying Party (including any reckless or willful misconduct) in connection with the performance of its obligations under this Agreement;

(iii) any bodily injury, death of any person or damage to real or tangible personal property caused by the grossly negligent or more culpable acts or omissions of Indemnifying Party (including any reckless or willful misconduct); or

(iv) any failure by Indemnifying Party to materially comply with any applicable federal, state or local laws, regulations or codes in the performance of its obligations under this Agreement.

Notwithstanding anything to the contrary in this Agreement, this Section 7.1 does not apply to any claim (whether direct or indirect) for which a sole and exclusive remedy is provided under another section of this Agreement.

7.2 Entire Agreement. This Agreement, and the documents referred to herein constitute the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements relating to the subject matter hereof existing between the parties hereto are expressly canceled.

7.3 Amendment and Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed by both the Company and the Purchaser. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

7.4 Assignment. This Agreement shall bind and benefit the parties hereto and the respective successors, permitted assigns, heirs, executors and administrators of the parties. Notwithstanding the foregoing, the Company may not assign or otherwise transfer this Agreement without the prior written consent of the Purchaser. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

7.5 Headings. The headings in this Agreement are used for convenience only and are not to be considered in construing or interpreting any provision of this Agreement.

7.6 Governing Law; Jurisdiction; Jury Waiver. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, excluding the choice of law rules thereof. The parties hereby irrevocably consent to the personal jurisdiction of the Federal and State courts located in New York, and waive any defense based upon improper venue, inconvenient venue or lack of personal jurisdiction. Each party hereto waives any right it

may have to a trial by jury with respect to any action or proceeding arising out of or relating to this Agreement or the other Transaction Documents.

7.7 Notices. Any notice, demand, request or delivery required or permitted to be given by the Company or the Purchaser pursuant to the terms of this Agreement shall be in writing and shall be deemed given (i) when delivered personally or when sent by facsimile transmission and confirmed by telephone or electronic transmission report, if sent during normal business hours, if not then the following business day (with a hard copy to follow by mail), (ii) on the next business day after timely delivery to a generally recognized receipted overnight courier (such as UPS or Federal Express) and (iii) on the third business day after deposit in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid), addressed to the party at such party's address as set forth below or as subsequently modified by written notice delivered as provided herein.

If to the Company:

Cool Technologies, Inc.
8875 Hidden River Parkway, Suite 300
Tampa, FL 33637
Attention: Timothy J. Hassett, CEO
Facsimile:

With a copy to:

If to the Purchaser:

SBI Investments LLC, 2014-1
c/o Sea Otter Global Ventures L.L.C.
369 Lexington Ave, 2nd Floor
New York, NY 10017
Attention:
Facsimile:

With a copy to:

Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, NY 10006
Attention: Darrin M. Ocasio, Esq.
Telephone: (212) 930-9700
Facsimile: (212) 930-9725

7.8 Expenses. Except for the legal fees of the Purchaser to be paid by the Company on or before the Closing, each party shall pay all of its own costs and expenses that it incurs with respect to the Closing and the performance of this Agreement. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement or the other Transaction Documents, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

7.9 Confidentiality. The Company hereby agrees that, except with the prior written consent of the Purchaser and except as reasonably required by the Company in communications with its respective partners and affiliates with respect to financial and business performance data, it shall at all times keep confidential and not divulge, furnish or make accessible to anyone any confidential information, knowledge or data concerning or relating to this Agreement or the other Transaction Documents, discussions or negotiations relating to this Agreement or the other Transaction Documents, the performance of its obligations hereunder or the ownership of the Notes.

7.10 Counterparts; Effectiveness; Execution by Facsimile Exchange.

(a) This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

(b) This Agreement shall not be or become effective unless it shall have been executed and delivered by all of the parties hereto.

(c) This Agreement may be executed and delivered by any party hereto by facsimile, following which the party which so executed and delivered this Agreement by facsimile shall promptly send an original executed counterpart to the other parties hereto or their respective counsel.

7.11 Pronouns. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice-versa.

7.12 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

7.13 Severability. If any provision of this Agreement is determined to be invalid, illegal or unenforceable, in whole or in part, the validity, legality and enforceability of any of the remaining provisions or portions of this Agreement or the Notes shall not in any way be affected or impaired thereby and this Agreement shall nevertheless be binding on the Company.

5.15 Survival of Representations and Warranties and Covenants. The representations, warranties and covenants of the parties contained herein shall survive the Closing, the payment in full of the Notes and any transfer or disposition of the Notes.

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The parties hereto have executed this Notes Purchase Agreement as of the day and year first set forth above.

THE COMPANY:

COOL TECHNOLOGIES, INC.

By: ______________________________
Name: Timothy Hassett
Title: CEO

PURCHASER:

SBI INVESTMENTS LLC, 2014-1

By: ______________________________
Name: Peter Wisniewski
Title: Manager, Sea Otter Global Ventures, L.L.C.

EXHIBIT A

FORM OF NOTES

EXHIBIT B

PLEDGE AGREEMENT

<u>EXHIBIT B</u>

WARRANT